UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2014 (April 15, 2014)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2014 Annual Meeting of Stockholders held on April 15, 2014 are as follows:

1.	Three Class I Directors were elected to serve one-year terms as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	175,507,512	1,376,018	406,357	12,901,853
Kathryn M. Hill	176,354,044	571,143	364,700	12,901,853
Leslie F. Seidman	176,319,532	599,158	371,197	12,901,853

The Company’s directors whose terms continued after the Annual Meeting are: Basil L. Anderson, Darrell Duffie, Ph.D., Ewald Kist, Raymond W. McDaniel, Jr., Henry A. McKinnell, Jr., Ph.D., and John K. Wulff.

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2014 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
189,685,611	84,133	421,996	0

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
168,323,787	7,970,246	995,854	12,901,853

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 21, 2014